Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statements Nos. 333-29157, 333-102383, 333-61640, 333-108032, and 333-143946 on Forms S-8 of our report dated March 2, 2006 on the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows of Bank of Granite Corporation and its subsidiaries for the year ended December 31, 2005, before the effects of the adjustments to retrospectively reflect the 2006 5-for-4 stock split effected in the form of a stock dividend as discussed in Note 1 to the consolidated financial statements of Bank of Granite Corporation for the year ended December 31, 2007. The consolidated financial statements for the year ended December 31, 2005, before the adjustments to retrospectively reflect the 2006 5-for-4 stock split effected in the form of a stock dividend do not appear in this Annual Report on Form 10-K of Bank of Granite Corporation for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
March 14, 2008